                               EXHIBIT 10(i)




                              SERVICE AGREEMENT
                                  BETWEEN
                      BANKTEXAS N.A. AND FIRSTSERV, INC.

                                ATTACHMENT 1

                            TERMS AND CONDITIONS

I.         SERVICES
           --------
           (A) FirstServ, Inc. agrees to furnish to BankTEXAS N.A. (a national banking association herein called "BankTEXAS") and BankTEXAS agrees to obtain all of BankTEXAS' requirements for data processing services selected by BankTEXAS from the Product and Price Schedule. Additional services may be selected from the Product and Price Schedule upon prior written notice to FirstServ, Inc. at FirstServ, Inc.'s then current list price by executing an amended Summary Page.

           (B) FirstServ, Inc. will provide conversion and training services for the fees specified on the Summary Page. Classroom training in the use and operation of the system for the number of BankTEXAS personnel mutually agreed upon in the conversion planning process will be provided at a training facility mutually agreed upon. Fees for training do not include travel, lodging and like expenses of BankTEXAS personnel at the training facility. Conversion services are those activities designed to transfer the processing of BankTEXAS' data from it's present processing company to FirstServ, Inc..

           (C)  FirstServ, Inc. will also provide Network Support
                Service consisting of communication line monitoring and diagnostic equipment and support personnel to discover, diagnose, repair or report line problems to the appropriate telephone company. The fee for this service is also listed on the Summary Page.

           (D) FirstServ, Inc. shall upon request act as BankTEXAS' designated representative to arrange for the purchase, and installation of data lines necessary to access the FirstServ, Inc. system. Where requested, additional dial-up lines and equipment to be utilized as a backup to the regular data lines may also be ordered. FirstServ, Inc. shall bill BankTEXAS for the actual charges incurred for the data lines and for the maintenance of the modems and other interface devices.


II.        TERM
           ----
           The term of this Agreement shall commence on the effective date listed on the Summary Page. Upon expiration, the Agreement will automatically renew for successive terms of twelve (12) months unless either party shall have provided written notice to the other at least one-hundred eighty
           (180) days prior to expiration, of the then current term, of its intent not to renew.


III.       SOFTWARE/FIRMWARE
           -----------------
           Unmodified third party software or firmware
           ("Software") may be supplied as part of the Agreement.
           All such Software shall be provided subject to Software License Agreements.

IV.        PRICE AND PAYMENT
           -----------------
           (A) Fees for FirstServ, Inc.'s services and for any Equipment or Software are set forth on the Product and Price Schedule, including where applicable minimum monthly charges and payment schedules for onetime fees.

           (B) Standard Fees shall be invoiced no later than the fifteenth (15th) of each month for the then current month.

           (C) The Base Service Charge listed on the Product and Price Schedule shall not change more than once a year and then only upon six (6) months' prior written notice annually.

           (D) This above limitation shall not apply to Pass-through expenses. A Pass-through Expense is a charge for goods or services by FirstServ, Inc. on BankTEXAS' behalf which are to be billed to BankTEXAS without mark-up.

           (E) The fees listed on the Summary Page and on the Product and Price Schedule do not include and BankTEXAS is responsible for furnishing transportation or transmission of information between FirstServ, Inc.'s data center, BankTEXAS' site and any applicable clearing house, regulatory agency or Federal Reserve Bank. Where BankTEXAS has elected to have FirstServ, Inc. provide Telecommunication Services, the price for the Services will be provided on the Summary Page.

           (F) Network Support Service Fees and Local Network Fees are based upon services rendered from FirstServ, Inc.'s premises. Off-premise support will be provided upon BankTEXAS' request on an as available basis at FirstServ, Inc. then current charges for time and materials, plus reasonable travel and living expenses.


V.         CLIENT OBLIGATIONS
           ------------------
           (A) BankTEXAS shall be solely responsible for the input, transmission or delivery of all information and data required by FirstServ, Inc. to perform the services except where BankTEXAS has retained FirstServ, Inc. to handle such responsibilities on its behalf. The data shall be provided in a format and manner approved by FirstServ, Inc.. BankTEXAS will provide at its own expense or procure from FirstServ, Inc. all equipment, computer software, communication lines and interface devices required to access the FirstServ, Inc. System. If BankTEXAS has elected to provide such items itself, FirstServ, Inc. shall provide BankTEXAS with a list of compatible equipment and software.

           (B) BankTEXAS shall designate appropriate BankTEXAS personnel for training in the use of the FirstServ, Inc. System, shall supply FirstServ, Inc. access to BankTEXAS' site during normal business hours for conversion and shall cooperate with FirstServ, Inc. personnel in the conversion and implementation of the services.

           ------------------------------
           (C) BankTEXAS shall comply with any operating instructions on the use of the FirstServ, Inc. system provided by FirstServ, Inc., shall review all reports furnished by FirstServ, Inc. for accuracy and shall work with FirstServ, Inc. to reconcile any out of balance conditions. BankTEXAS shall determine and be responsible for the authenticity and accuracy of all information and data submitted to FirstServ, Inc.

           (D) BankTEXAS shall furnish, or if FirstServ, Inc. agrees to so furnish, reimburse FirstServ, Inc. for courier services applicable to the services requested.


VI.        GENERAL ADMINISTRATION
           ----------------------
           FirstServ, Inc. is continually reviewing and modifying the FirstServ, Inc. system to improve service and to comply with federal government regulations applicable to the data utilized in providing services to BankTEXAS. FirstServ, Inc. reserves the right to make changes in the service, including, but not limited to operating procedures, security procedures, the type of equipment resident at and the location of FirstServ, Inc.'s data center. FirstServ, Inc. will provide BankTEXAS under this contract as follows: at least sixty (60) days prior written notice of changes in procedures or reporting and at least six (6) months prior written notice of changes in service costs.


VII.       CLIENT CONFIDENTIAL INFORMATION
           -------------------------------
           (A) FirstServ, Inc. shall treat all information and data relating to BankTEXAS business provided to FirstServ, Inc. by BankTEXAS, or information relating to BankTEXAS' Customers, as confidential and shall safeguard BankTEXAS' information with the same degree of care used to protect FirstServ, Inc.'s confidential information. FirstServ, Inc. and BankTEXAS agree that master and transaction data files are owned by and constitute property of BankTEXAS. BankTEXAS data and records shall, be subject to regulation and examination by State and Federal supervisory agencies to the same extent as if such information were on BankTEXAS' premises. FirstServ, Inc. obligations under this Section VII shall survive the termination or expiration of this Agreement.

           (B) FirstServ, Inc. shall maintain adequate backup procedures including storage of duplicate record files as necessary to reproduce BankTEXAS' records and data. In the event of a service disruption due to reasons beyond FirstServ, Inc.'s control, FirstServ, Inc. shall use diligent efforts to mitigate the effects of such an occurrence.

VIII.      FIRSTSERV, INC. CONFIDENTIAL INFORMATION
           ----------------------------------------
           (A) BankTEXAS shall not use or disclose to any third persons any confidential information concerning FirstServ, Inc.. FirstServ, Inc. confidential information is that which relates to FirstServ, Inc.'s software, research, development, trade secrets or business affairs including, but not limited to, the terms and conditions of this Agreement but does not include information in the public domain through no fault of BankTEXAS. BankTEXAS obligations under this Section VIII shall survive the termination or expiration of this Agreement.

           (B) FirstServ, Inc.'s system contains information and computer software which is proprietary and confidential information of FirstServ, Inc., its suppliers and licensers. BankTEXAS agrees not to attempt to circumvent the devices employed by FirstServ, Inc. to prevent unauthorized access to the FirstServ, Inc.'s System.


IX.        WARRANTIES
           ----------
           FirstServ, Inc. will accurately process BankTEXAS' work provided that BankTEXAS supplies accurate data and follows the procedures described in FirstServ, Inc.'s User Manuals, notices and advises. FirstServ, Inc. personnel will exercise due care in the processing of BankTEXAS' work. In the event of an error caused by FirstServ, Inc.'s personnel, programs or equipment, FirstServ, Inc. shall correct the data and/or reprocess the affected report at no additional cost to BankTEXAS.


X.         LIMITATION OF LIABILITY
           -----------------------
           IN NO EVENT SHALL FIRSTSERV, INC. BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM BANKTEXAS' USE OF FIRSTSERV, INC.'S SERVICES, OR FIRSTSERV, INC.'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. FIRSTSERV, INC.'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY BANKTEXAS TO FIRSTSERV, INC. IN THE THREE (3) MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FIRSTSERV, INC.'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.


XI.        PERFORMANCE STANDARDS
           ---------------------
           (A) ON-LINE AVAILABILITY - FirstServ, Inc.'s standard of performance shall be on-line availability of the system 98% of the time that it is scheduled to be so available over a three month period (the "Measurement Period"). Actual on-line performance will be calculated monthly by comparing the number of hours which the system was scheduled to be operational on an on-line basis

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XI.        PERFORMANCE STANDARDS - CONTINUED
           ---------------------------------
                with the number of hours, or a portion thereof, it was actually operational on an on-line basis. Downtime may be caused by operator error, hardware malfunction or failure, or environmental failures such as loss of power or air conditioning. Downtime caused by reasons beyond FirstServ, Inc.'s control should not be considered in the statistics.

           (B) REPORT AVAILABILITY - FirstServ, Inc.'s standard of performance for report availability shall be that, over a three (3) month period, ninety-five percent (95%) of all Critical Daily Reports shall be available for remote printing on time without significant errors. A Critical Daily Report shall mean priority group reports which FirstServ, Inc. and BankTEXAS have mutually agreed in writing are necessary to properly account for the previous day's activity and properly notify BankTEXAS of overdraft, NSF or return items. The agreed upon Critical Reports shall be listed on an exhibit attached to the final conversion plan. A Significant error is one which impairs BankTEXAS' ability to properly account for the previous days activity and/or properly account for overdraft, NSF or return items. Actual performance will be calculated monthly by comparing the total number of BankTEXAS reports scheduled to be available from FirstServ, Inc. to the number of reports which were available on time and without error.

           (C) EXCLUSIVE REMEDY - In the event that FirstServ, Inc.'s performance fails to meet the standards listed above and such failure is not the result of a BankTEXAS error or omission, BankTEXAS' sole and exclusive remedy for such default shall be the right to terminate this Agreement in accordance with the provisions of this paragraph. In the event that FirstServ, Inc. fails to achieve any Performance Standards, alone or in combination, for the prescribed measurement period, BankTEXAS shall notify FirstServ, Inc. of its intent to terminate this agreement if FirstServ, Inc. fails to restore performance to the committed levels.
                FirstServ, Inc. shall advise BankTEXAS promptly upon correction of the system deficiencies (in no event shall corrective action exceed sixty (60) days from the notice date) and shall begin an additional measurement period. Should FirstServ, Inc. fail to achieve the required Performance Standards during the remeasurement period, BankTEXAS may terminate this Agreement and FirstServ, Inc. shall cooperate with BankTEXAS to achieve an orderly transition to BankTEXAS' replacement processing system. BankTEXAS may also terminate this Agreement if FirstServ, Inc.'s performance for the same standard is below the relevant performance standard for more than two (2) measurement periods in any consecutive twelve (12) months or for more than five (5) measurement periods during the term of this agreement. During the period of transition, BankTEXAS shall pay only such charges as are incurred for monthly fees until the date of deconversion. FirstServ, Inc. shall not charge BankTEXAS for services relating to BankTEXAS' deconversion.

XII.       DISASTER RECOVERY
           -----------------
           (A) A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to the FirstServ, Inc. data center which appears in FirstServ, Inc.'s reasonable judgement to require relocation of processing to an alternative site. FirstServ, Inc. shall notify BankTEXAS as soon as possible after it deems a service outage to be a Disaster. FirstServ, Inc. shall move the processing of BankTEXAS' standard on-line services to an alternative processing center as expeditiously as possible. BankTEXAS shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist First Serv, Inc in implementing the switchover to the alternative processing site. During a Disaster, optional or on-request services shall be provided by FirstServ, Inc. only to the extent that there is adequate capacity at the alternate center and only after stabilizing the provision of base on-line services.

           (B) FirstServ, Inc. shall work with BankTEXAS to establish a plan for alternative date communications in the event of a Disaster.
                BankTEXAS shall be responsible for furnishing any additional communications equipment and data lines required under the adopted plan.

           (C) First Serv, Inc shall test its Disaster Recovery Services Plan by conducting one annual test. BankTEXAS agrees to participate in and assist FirstServ, Inc. with such testing. Test results will be made available to BankTEXAS' regulators, internal and external auditors, and (upon request) to BankTEXAS' insurance underwriters.

           (D) BankTEXAS understands and agrees that the FirstServ, Inc. Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting FirstServ, Inc.'s data center. FirstServ, Inc. does not warrant that service will be uninterrupted or error free in the event of a Disaster. BankTEXAS maintains responsibility for adopting a disaster recovery plan relating to disasters affecting BankTEXAS' facilities and for securing business interruption insurance or other insurance as necessary to properly protect BankTEXAS' revenues in the event of a disaster.

XIII.           TERMINATION OR EXPIRATION
                -------------------------
                (A) In the event that BankTEXAS is thirty (30) days in arrears in making any payment required, or in the event of any other material default by either FirstServ, Inc. or BankTEXAS in the performance of their obligations, the affected party shall have the right to give written notice to the other of the default and its intent to terminate this Agreement stating with reasonable particularity the nature of the claimed default. This Agreement shall terminate if the default has not been cured within a reasonable time with a minimum being thirty (30) days from the effective date of the notice.

                (B) Upon the expiration of this Agreement, or its termination due to FirstServ, Inc.'s business termination, FirstServ, Inc. shall furnish to BankTEXAS such copies of BankTEXAS' data files as BankTEXAS may request in machine readable format form along with such other information and assistance as or is reasonable and customary to enable BankTEXAS to deconvert from the FirstServ, Inc. system. BankTEXAS shall reimburse FirstServ, Inc. for the production of data records and other services at FirstServ, Inc.'s current fees for such services.


XIV.       INSURANCE
           ---------
           FirstServ, Inc. carries Comprehensive General Liability insurance with primary limits of two million dollars, Commercial Crime insurance covering Employee Dishonesty in the amount of fifteen million dollars, all-risk replacement cost coverage on all equipment used at FirstServ, Inc.'s data center and Workers Compensation coverage on FirstServ, Inc. employees wherever located in the United States.


XV.        GENERAL
           -------
           (A) This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither party may assign this Agreement in whole or in part without the consent of BankTEXAS, and provided further that FirstServ, Inc. may subcontract any or all of the services to be performed under this Agreement. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

           (B) The parties agree that, in connection with the performance of their obligations hereunder, they will comply with all applicable Federal, State, and local laws including the laws and regulations regarding Equal Employment Opportunities.

           -------------------
           (C) FirstServ, Inc. agrees that the office of Thrift Supervision, FDIC, or other authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867 (C) relating to service performed by contract or otherwise. First Serv, Inc also agrees that its services shall be subject to oversight by the O.C.C., FDIC or state banking departments as may be applicable under laws and regulations pertaining to BankTEXAS' charter.

           (D) Neither party shall be liable for any errors, delays or non-performance due to events beyond its reasonable control including, but not limited to, acts of God, failure or delay of power or communications, changes in law or regulation or other acts of governmental authority, strike, weather conditions or transportation.

           (E)  All written notices required to be given under this
                -------------------
                Agreement shall be sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by confirmed facsimile to the persons and at the
                                    --------------------------
                addresses listed on the Summary Page or to such other
                ------------------------------------
                address or person as a party shall have designated in writing.

           (F) The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights.

           (G) Each party acknowledges that it has read this Agreement, understands it, and agrees that it is the complete and exclusive statement of the Agreement between the parties and supersedes and merges any prior or simultaneous proposals, understandings and all other agreements with respect to the subject matter. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

                 BANKTEXAS N.A.                     FIRST SERV, INC.

                 s/ David F. Weaver                   s/ Thomas A. Bangert
            By-----------------------------       By--------------------------
                   David F. Weaver                      Thomas A. Bangert
                     President                               President
            12-1-94

                                ATTACHMENT 2

                         PRODUCT AND PRICE SCHEDULE


                                                                  ONE-TIME     MONTHLY
                                       VOLUME     PRICE             FEES        FEES
                                       ------     -----           --------     -------

BASE SERVICES:                                                                $25,000.00

Contractual Accounts                    75,000    Base
Contractual Transactions               475,000    Base


DEPOSIT ACCOUNTS
----------------

Demand/Now
Savings/CD's

     TOTAL DEPOSIT ACCOUNTS                       0.25                       $     0.00
                                                  (Above Base)

LOAN ACCOUNTS
-------------

Commercial Loans
Consumer Loans

     TOTAL LOAN ACCOUNTS                          0.25                       $     0.00
                                                  (Above Base)

TRANSACTIONS
------------

     TOTAL TRANSACTIONS                           0.01                       $     0.00
                                                  (Above Base)


FINANCIAL MANAGEMENT
--------------------

General Ledger                                                                Included In
                                                                              Base
Per G/L Account/Cost Center Record                                            Included In
                                                                              Base
     TOTAL FINANCIAL MANAGEMENT FEES                                          $0.00


TOTAL BASE SERVICES FEES:                                                     $25,000.00


                                                           ONE-TIME     MONTHLY
                                       VOLUME     PRICE      FEES        FEES
                                       ------     -----    --------     -------
OTHER SERVICES:

NETWORK SUPPORT FEES
--------------------

Per Branch                                                 Pass-through Pass-through

TELECOMMUNICATIONS FEES
-----------------------

One-Time Telecommunication Fees:                           Pass-through Pass-through
     Line and Modem
     Installation

Monthly Telecommunications Fees:                                        Pass-through
     Telephone Line Charges
     Modem Equipment Lease Fees
     Disaster Recovery

AUTOMATED TELLER MACHINES:

ONE-TIME ATM FEES
-----------------

Set-up                                                     Pass-through

MONTHLY ATM FEES
----------------

Per Existing ATM Network Link                                           Pass-through

ATM TRANSACTIONS FEES
---------------------

Per On-Us Transactions                                                  Pass-through

TELLER                                                                  Base

MARKETING CIF (MCIF)                                                    Base

OPTICAL INFORMATION SYSTEM                                              Base

QUERY REPORT WRITER                                                     Base

SAFE DEPOSIT BOX SYSTEM                                                 Base

LOAN PLATFORM                                                           Base


                                    SUMMARY


                                                ONE-TIME        MONTHLY
DATA PROCESSING SERVICE FEES:                     FEES           FEES
                                                  ----           ----
Base Services:                                                 $25,000.00

Network Support:                                Pass-through   Pass-through

Telecommunications:                             Pass-through   Pass-through

ATM Services:                                   Pass-through   Pass-through

Conversion Fee (Does not included
     T&E or Special Interfaces)                 $50,000.00     Pass-through
                                                ----------     ------------
                                                $50,000.00     $25,000.00

ONLINE SERVICING HOURS: TO BE DETERMINED

-----------------------------------------------------------------------------
Addresses for Notice to BankTexas N.A.

David F. Weaver, President
8820 Westheimer
Houston, TX  77063
(713) 954-2472

Dennis J. Lewis, Senior Vice President
13747 Montfort, Suite 350
Dallas, TX  75240
(214) 701-4674

                           BASE SERVICES


* ACCOUNT ANALYSIS                      * SAVINGS

* ACH PROCESSING                        * SERVICE CHARGE MODELING

* ACCOUNT RECONCILIATION                * SWEEP ACCOUNTING

* AUDIT CONFIRMATIONS                   * TAPE GENERATION FOR COUPON BOOKS

* CERTIFICATES OF DEPOSITS              * TAPE GENERATION FOR CREDIT BUREAU

* COMMERCIAL LOANS                      * TELECOMMUNICATIONS (Fee Applicable)

* COMBINED STATEMENTS                   * ATM SERVICES (Fee Applicable)

* CONSUMER LOANS                        * AUDIT SYSTEM

* CUSTOM STATEMENT FORMATS              * TELLER

* CUSTOMER INFORMATION FILE (CIF)       * CORPORATE CASH MANAGEMENT

* DEMAND DEPOSIT ACCOUNTING             * LOAN COLLECTION SYSTEM

* FINANCIAL MANAGEMENT SYSTEM (G/L)     * LOAN DOCUMENT PREPARATION SYSTEM

* HOST DISASTER RECOVERY BACK-UP        * MARKETING CIF (MCIF)

* LINES OF CREDIT                       * OPTICAL STORAGE & RETRIEVAL SYSTEM

* MORTGAGE LOANS                        * QUERY REPORT WRITER

* NETWORK SUPPORT (Fee Applicable)      * REGULATORY COMPLIANCE MONITORING
                                          SYSTEM
* ON-LINE NSF/OD RETURN PROCESSING
* REPORT DISTRIBUTION SYSTEM            * SAFE DEPOSIT BOX SYSTEM

* RETIREMENT PROCESSING                 * SENDERO ASSET/LIABILITY MANAGEMENT
                                          SYSTEM